UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of earliest event reported) Date of Report: October 4, 2005
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Penobscot Drive Redwood City, California	94063

(Address of principal executive offices)	(Zip Code)
(650) 556-3900
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
On October 4, 2005, the Registrant issued to Incyte Corporation (“Incyte”) 416,666 shares of the Registrant’s Common Stock (the “Shares”) for an aggregate purchase price of $4,999,992 pursuant to Section 7.1(b) of the Series C Preferred Stock Purchase Agreement dated March 30, 2001, between the Registrant and Incyte, as amended by Amendment No. 1 to Series C Preferred Stock Agreement, dated February 4, 2004 (together, the “Stock Purchase Agreement”). Under the Stock Purchase Agreement, the Registrant had a put right to cause Incyte to purchase from the Registrant in a private sale up to $5 million of the Registrant’s common stock at a price per share equal to the initial public offering price. In accordance with the Stock Purchase Agreement, the number of shares was calculated as $5 million divided by $12, the per share initial public offering price of the Registrant’s common stock. There were no underwriting discounts or commissions in connection the Registrant’s sale of the Shares.
The Shares were issued by the Registrant in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated thereunder. Incyte is an “accredited investor” under the Act and has access to information about the Registrant. The Shares were sold in a transaction not involving a public offering and the certificate representing the Shares bears the appropriate restrictive legends. Incyte acknowledged that the sale of the Shares was not registered under the Act and that the Shares could not be resold unless the Shares were registered or an exemption from such registration was available.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: October 4, 2005

GENOMIC HEALTH, INC.
By:	/s/ Randal W. Scott
(signature)
Chairman and CEO (title)

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